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                                                                     EXHIBIT 99A
                             NATEC RESOURCES, INC.
                PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
                              AS OF JUNE 30, 1995

                                                        NaTec                Pro forma              NaTec
                                                      Historical          Adjustments(1)           Pro forma
                                                      ---------           --------------           ---------
 Assets
 ------
 Cash and cash equivalents                            $   118,254         $  500,000 (2)           $ 118,254
                                                                            (500,000)(3)

 Accounts receivable                                      161,767                 --                 161,767

 Property, plant and equipment, net                        50,988                 --                  50,988
 Investment in joint venture                            9,478,581         (9,478,581)(2)                --

 Other assets                                              94,977                 --                  94,977
 Notes receivable from each NACC and White River                0          8,978,581 (2)           8,978,581
                                                      -----------         ----------             -----------
                                                        9,904,567           (500,000)              9,404,567

 Liabilities
 -----------
 Accounts payable                                         159,245           (159,245)                    --

 Accrued expenses                                         184,112           (184,112)                    --

 Amounts payable to related party                       7,958,346           (156,643)(3)           7,801,703

 Note payable                                              58,547                 --                  58,547

 Estimated costs during period of liquidation             200,000                 --                 200,000
                                                      -----------         ----------             -----------
                                                        8,560,250           (500,000)              8,060,250
                                                      -----------         ----------              -----------
 Net assets in liquidation                              1,344,317                  0               1,344,317
                                                      ===========         ==========              ===========

-----------------------------

(1) Reflects pro forma results giving effect to the asset sale to North American Chemical Company, but does not give effect to the dissolution and liquidation of NaTec Resources, Inc.

(2) To reflect cash received of $500,000, the $6 million promissory note issued by White River Nahcolite Minerals Ltd. Liability Company payable to NaTec Resources, Inc. (the "White River Note") (discounted to present value of $5,823,325) and the $4 million promissory note issued by North American Chemical Company payable to NaTec Resources, Inc. (the "NACC Note") (discounted to present value of $3,155,256) in exchange for the sale of the assets and related business. Such notes have been discounted to present value at an interest rate of 9%. The discounted valuation of the White River Note assumes the entire $6 million will be collected on January 15, 1996. The

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         discounted valuation of the NACC Note assumes it will be collected
         $600,000 in the first year and $700,000 in the second year (each such amount being the minimum required to be paid on the NACC Note in those years in accordance with its terms), with the $2.7 million balance treated as being collected on the third anniversary of the NACC Note.

(3) To pay current obligations, including a portion of the obligations to CRSS Inc. which are due and payable as of June 30, 1995. Such obligations consist of a convertible note in the principal amount of approximately $4,100,000, three promissory notes in the aggregate principal amount of approximately $1,430,000, and accrued interest of approximately $600,000.